UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4359228
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

25 Highland Blvd., Dix Hills, New York 11746
(Address of principal executive offices)

(516) 417-8454
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 13, 2008, Solar Thin Films, Inc. (the “Company”) completed the acquisition of a 5% equity interest in CG Solar in exchange for $500,000. Such equity interest was acquired pursuant to the Assignment and Assumption of Joint Venture Contract with Renewable Energy Solutions, Inc. (the “5% Agreement”) as previously reported on the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 25, 2008.

On March 31, 2008, the Company completed the acquisition of an additional 10% equity interest in the CG Solar in exchange for $1,000,000. Such equity interest was acquired pursuant to the Agreement for the Plan and Sale of Equity Interest with Terra Solar (the “10% Agreement”) as previously reported on the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 25, 2008.

The Company now holds a 15% aggregate equity interest in CG Solar. CG Solar (previously the Weihai BlueStar Photovoltaic Co. Ltd.) is an amorphous silicon module manufacturing company based in Weihai, China. The company produces both standard amorphous silicon modules and building integrated modules for sale in China and for export internationally. The company’s shareholders include Blue Star Glass Company - a Chinese glass manufacturer, China Xingyes - a Chinese curtain wall company, and Solar Thin Films. A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Exhibits

99.1  Press Release of Solar Thin Films, Inc. dated April 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Dated: April 3, 2008	/s/ Peter Lewis
Name: Peter Lewis
Title: Chief Executive Officer